EXHIBIT 99.5

FORM OF LETTER
ERHC ENERGY INC.

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights
Distributed to Shareholders of
ERHC Energy Inc.

December 27, 2012

To Our Clients:

Enclosed for your consideration are a prospectus supplement dated December 27, 2012 (the “Prospectus Supplement”) and the “Instructions as to Use of ERHC Energy Inc. Shareholder Subscription Rights Agreement” relating to the offering (the “Rights Offering”) by ERHC Energy Inc. (the “Company”) of shares of Common Stock (as defined below) pursuant to non-transferable subscription rights (the “Rights”) distributed, at no charge, to all holders of record of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at 5:00 p.m., central time, on December 17, 2012 (the “Record Date”).  The Rights and Common Stock are described in the Prospectus Supplement.

In the Rights Offering, the Company is offering an aggregate of 246,486,285 shares of Common Stock, as described in the Prospectus Supplement.

The Rights will expire, if not exercised prior to 5:00 P.M., central time, on January 31, 2013, unless extended “the “Expiration Date”).

As described in the accompanying Prospectus Supplement, you will receive one Right for every three (3) shares of Common Stock owned at 5:00 p.m., central time, on the Record Date.  Each Right will allow you to subscribe for one (1) share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $0.075 per full share (the “Subscription Price”).  The Company will not issue or pay cash in place of fractional Rights or fractional shares.  Instead, the Company will round down any fractional Rights to the nearest whole Right and any resulting fractional shares to the nearest whole share.  For example, if you owned 100 shares of Common Stock as of 5:00 p.m., central time, on the Record Date, you would receive 33 Rights and would have the right to purchase 33 shares of Common Stock (33.33 rounded down to 33 Rights, with the total subscription payment being adjusted accordingly, as discussed below) for the Subscription Price.

In the event that you purchase all of the shares of common stock available to you pursuant to your Basic Subscription Privilege, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of any shares of Common Stock that are not purchased by stockholders through the exercise of their Basic Subscription Privilege (the “Unsubscribed Shares”), subject to the availability and pro rata allocation of the Unsubscribed Shares among all person exercising this Over-Subscription Privilege.  To the extent the Unsubscribed Shares are not sufficient to satisfy all of the properly exercised Over-Subscription Privileges, then the Unsubscribed Shares will be prorated among those who properly exercised Over-Subscription Privilege based on the respective number of shares each such holder held as of the Record Date over the outstanding shares of the common stock at the Record Date (in each case, without giving effect to the number of shares subscribed for under the basic subscription privilege). If this pro rata allocation results in any person receiving a greater number of Unsubscribed Shares than the person subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such person will be allocated only that number of unsubscribed Shares for which the person oversubscribed, and the remaining Unsubscribed Shares will be allocated among all other persons excising the Over-Subscription Privilege on the same pro rata basis described above.  The proration process will be repeated until all Unsubscribed Shares have been allocated or all Over-Subscription Privileges have been fulfilled, whichever occur earlier.

You will be required to submit payment in full for all the shares you wish to buy with your Over-Subscription Privilege.  Because we will not know the total number of Unsubscribed Shares prior to the Expiration Date, if you wish to maximize the number of shares you may purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to you, assuming that no stockholder other than you has purchased any shares of Common Stock pursuant to the Basic Subscription Right and Over-Subscription Privilege.  The Company will eliminate fractional shares of Common Stock resulting from the exercise of the Over-Subscription Privilege by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly.  Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

The Company can provide no assurances that of you will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering.  The Company will not be able to satisfy your exercise of the Over-Subscription Privilege if all of our stockholders exercise their Basic Subscription Privilege in full, and we will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of subscription rights under the Basic Subscription Privilege.

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To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you  pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you  as soon as practicable after the Expiration Date, and your excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable.

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To the extent the amount you actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege; you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Over-Subscription Privilege.  See “The Rights Offering – The Subscription Rights – Over-Subscription Privilege.”

The Rights will be evidenced by the form of Shareholder Subscription Rights Agreement accompanying the Prospectus Supplement, and will cease to have any value at the Expiration Date.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.  EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus Supplement.  However, we urge you to read the document carefully before instructing us to exercise your Rights.

If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by timely completing, executing and returning to us the enclosed form of Beneficial Owner Election Form.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering.  The Rights Offering will expire at 5:00 p.m., central time, at the Expiration Date.  Once you have exercised the Basic Subscription Privilege and, to the extent exercised, the Over-Subscription Privilege, such exercise may not be revoked, even if the Rights Offering is extended by the Company’s board of directors.  However,  if the Company amends the Rights Offering to allow for an extension of the Rights Offering for a period of more than 45 days, you may cancel your subscription and receive a refund of any money you have advanced.

Additional copies of the enclosed materials may be obtained from Corporate Stock Transfer, Inc., the subscription agent.  The subscription agent’s telephone number is (303)-282-4800.  Any questions or requests for assistance concerning the rights offering should be directed to the subscription agent.

Very truly yours,

[Name of Nominee]